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                                                                  ZENASCENT INC.

                                January 30, 2002

         Re:  Consulting Agreement/Payment Agreement

Dear Richard:

         This letter will act as written confirmation that the Consulting Agreement and payment Agreement between Zenascent, Inc. and Investor Relations Services, Inc. and Summit Trading Limited (respectively) has been canceled by the parties and that no payment is currently due and owing to either Investor Relations Services, Inc. or Summit Trading Limited. As per our subsequent agreement, it is contemplated that a new agreement will be entered into between Zenascent, Inc. and Investor Relations Services, Inc. and Summit Trading Limited; as per our recent meeting, the specifics of a proposed new agreement will be discussed in connection with the finalization of the revised merger agreement between Zenascent and Cedric Kushner Promotions/Cedric Kushner Boxing.

                                            Very truly yours,

                                            /s/ STEVEN B. ANGEL
                                            Steven B. Angel
                                            Vice President

AGREED AND ACCEPTED

/s/ RICHARD J. FIXARIS
Richard J. Fixaris
Investor Relations Services

/s/ RICHARD J. FIXARIS
Name: ATTY-IN-FACT
Summit Trading Limited